EXHIBIT 10.16.4

AGREEMENT AND AMENDMENT NO. 4 TO CREDIT AGREEMENT

THIS AGREEMENT AND AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Amendment”) is made as of March 16, 2010, by and between MEXICAN RESTAURANTS, INC., a Texas corporation (the “Borrower”), and WELLS FARGO BANK, N.A., a national banking association (the “Lender”).

WHEREAS, the Borrower and the Lender are parties to a certain Credit Agreement, dated as of June 29, 2007, as amended (the “Credit Agreement”); terms used herein and not otherwise defined are used herein as defined in the Credit Agreement; and

WHEREAS, the Borrower has requested that the Lender amend Section 1.1 of and Schedule 1.1 to the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Amendments to Credit Agreement.

1.1           The defined term “Commitment” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated to read in it entirety as follows:

“Commitment.  The maximum dollar amount of credit which the Lender has agreed to loan to the Borrower as Loans or make available to the Borrower pursuant to Letters of Credit upon the terms and subject to the conditions of this Agreement, initially $10,000,000; provided that the Lender’s Commitment shall be reduced to $6,000,000 effective July 4, 2010; and as the Lender’s Commitment may be further modified pursuant hereto and in effect from time to time.”

1.2  Schedule 1.1 (Adjustments to EBITDA) to the Credit Agreement is hereby amended to add the following item at the end thereof:

“6.  Severance expenses related to general and administrative personnel changes not to exceed $250,000 in any Measurement Period.”

2.           Conditions to Effectiveness.  The amendments to the Credit Agreement contemplated hereby shall become effective as of the date first written above, provided that (i) the Lender shall have received from the Borrower a counterpart of this Amendment duly executed by the Borrower and (ii) the Borrower shall have paid the attorneys’ fees of the Lender incurred in connection with this Amendment.

3.           Representations.

The Borrower represents and warrants to the Lender, as follows:

(a)           upon giving effect to this Amendment, no Default has occurred and is continuing as of the date hereof;

(b)           the representations and warranties contained in Section V of the Credit Agreement are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date); and

(c)           the resolutions referred to in Section 4.1 of the Credit Agreement remain in full force and effect on and as of the date hereof.

4.           General.  The foregoing amendments to the Credit Agreement are limited as provided herein and do not extend to any other provisions of the Credit Agreement not specified herein or to any other matter.  The Credit Agreement is ratified and confirmed and shall continue in full force and effect as amended hereby.  This Amendment may be executed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, THIS AGREEMENT AND AMENDMENT NO. 4 TO CREDIT AGREEMENT has been executed as a sealed instrument as of the date first written above.

MEXICAN RESTAURANTS, INC.

By:   /s/ Andrew J. Dennard
        Name:     Andrew J. Dennard
        Title:       Chief Financial Officer

WELLS FARGO BANK, N.A

By:   /s/  Todd Alcantara
Name:      Todd Alcantara
Title:        Vice President

3